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                                                                 EXHIBIT 10.19


                           RESTRICTED STOCK AGREEMENT
                                 (GENERAL FORM)


        THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made this _____ day of ___________, 1998, by and among The TriZetto Group, Inc., a Delaware corporation (the "Company"), and (the "Holder").

                                R E C I T A L S :

        A. Certain investors have agreed to acquire shares of Series A Preferred Stock of the Company;

        B. Pursuant to the Exchange Agreement dated October 1, 1997 between the Company and the Holder, the Holder acquired _______ shares of Common Stock of the Company (the "Shares"); and

        C. As a condition to the sale of Series A Preferred Stock of the Company pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series A Purchase Agreement"), the Holder and the Company desire to impose certain rights of repurchase for the benefit of the Company, and rights of first refusal for the benefit of the Company and certain shareholders, with respect to the Shares, upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.      REPURCHASE RIGHTS AND RESTRICTION ON TRANSFER

                1.1 VESTING OF SHARES. Certain of the Shares owned by the Holder shall be subject to the right and option of the Company to purchase the Shares as set forth in this Section 1. For purposes of this Section 1, the Shares shall vest in accordance with the following:

                        (a) __________ (which number constitutes fifty percent (50%) of the Shares owned by the Holder) Shares shall be vested as of the date of this Agreement; and

                        (b) 1/2 of each of the Holder's remaining _________ Shares shall vest one year following the Closing (as defined in the Series A Purchase Agreement) and the other 1/2 shall vest two years following the Closing.

                Except as otherwise specifically provided above, the Shares shall cease to vest further in accordance with the above schedule on the date ("Termination Date") on which the Holder shall cease to be a "Service Provider" (as hereinafter defined) (a "Termination"). Hereinafter, the Shares which are vested as described in this Section 1.1 are sometimes referred to as the "Vested Shares," and the Shares which are not so vested are sometimes referred to as the "Nonvested Shares."



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                Notwithstanding the foregoing, in the event of a Change in
Control (as defined herein) or a sale of substantially all of the Company's assets, vesting shall be accelerated and all Nonvested Shares shall vest immediately prior to such Change in Control or sale. A Change of Control is any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Company's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity. In addition, in the event of the death or total disability (as defined herein) of the Holder, vesting shall be accelerated and all Nonvested Shares shall vest. Total disability shall mean an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by the Company's Board of Directors.

                For the purpose of this Agreement, the Holder shall be deemed to be a "Service Provider" to the Company for so long as the Holder is a an employee, of the Company, or a parent or subsidiary of the Company. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of Service Provider status as of the commencement date of the leave, unless such leave is authorized by the Company in writing and the Holder recommences providing services on or prior to the expiration date of such leave. Accordingly, the Holder shall receive credit as a Service Provider to the Company during a leave of absence only if the leave is authorized by the Company and the Holder recommences providing services on or prior to the expiration date of the leave.

                1.2 OPTION TO REPURCHASE NONVESTED SHARES. In the event of a Termination of a Holder, then the Company shall have an unconditional option to purchase from the Holder, or his personal representative, as the case may be, all or any part of the Nonvested Shares owned by the Holder on the Termination Date, at Holder's cost for such Nonvested Shares which cost is $_______ per share, as adjusted for any stock splits or combinations after the date hereof. Such option shall be exercised in accordance with Section 1.3 of this Agreement.

                1.3     PROCEDURES FOR EXERCISE OF PURCHASE OPTIONS. For ninety
(90) days after the Termination Date, the Company shall have the right to repurchase all or any part of the Nonvested Shares pursuant to Section 1.2 by giving the Holder and/or any other person obligated to sell written notice of the number of Nonvested Shares which the Company desires to purchase. In the event that the Company does not elect to exercise its repurchase rights as to all or part of the Shares under the provisions of this Section 1.3 by written notice to the Holder, the repurchase rights shall expire as to all Nonvested Shares which the Company has not elected to acquire.

                1.4 NOTIFICATION AND SETTLEMENT. In the event that the Company has elected to exercise its repurchase rights as to part or all of the Nonvested Shares, the Company shall notify the Holder and/or any other person obligated to transfer the Nonvested Shares as set forth in Section 1.3 above within the period described above and the Holder or such other person shall deliver to the Company certificate(s) representing the Nonvested Shares to be acquired by the Company within ten (10) days following the date of the notice from the Company. The Company shall deliver to the Holder against delivery of the Nonvested Shares, checks of the Company payable to the Holder and/or any other person obligated to transfer the Nonvested Shares in the aggregate amount of the purchase price to be paid as set forth in Section 1.3 above.



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                1.5     RESTRICTION ON TRANSFER. The Nonvested Shares shall not
be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, shall not be assigned or transferred, directly or indirectly and shall not be subject to execution, attachment or similar process, and any attempted sale or other disposition shall be null and void.

                1.6 TERMINATION OF PURCHASE OPTIONS. Purchase options of the Company set forth in Section 1.2 shall terminate if such option becomes exercisable and is not exercised within the period set forth in Section 1.3, or if all of the Shares become Vested Shares.

        2.      RIGHTS OF FIRST REFUSAL

                2.1 RIGHT OF FIRST REFUSAL OF COMPANY. In the event the Holder desires, at any time, to sell, transfer, assign or otherwise dispose of any Vested Shares (the "Offered Shares"), or receives a bona fide offer from a third party to purchase such Offered Shares, the Holder shall deliver a notice (the "Notice") to the Company stating (i) the Holder's bona fide intention to sell or transfer the Offered Shares, (ii) the number of such Shares to be sold or transferred, (iii) the price for which the Holder proposes to sell or transfer such Offered Shares, (iv) the name of the proposed purchaser or transferee, or class of purchaser or transferee, and (v) all other material terms and provisions relating to the proposed sale or transfer. Within thirty
(30) days after receipt of the Notice, the Company or its assignee may elect to purchase all or any part of the Offered Shares to which the Notice refers, at the price per share and the other terms and provisions of sale specified in the Notice. However, should the purchase price specified in the Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property. If the Holder and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Notice, the valuation shall be made by an appraiser of recognized standing experienced in the valuation of businesses selected by the Holder and the Company (or its assignees). The closing shall then be held on the later of (i) thirty (30) days following the Company's (or its assignees') exercise of its purchase rights hereunder, (ii) ten (10) days after such cash valuation shall have been made, or (iii) ten (10) days after the final allocation of Offered Shares to be purchased, if any, pursuant to the provisions of Section 2.2 below.

                2.2 RIGHT OF FIRST REFUSAL OF INVESTORS AND FOUNDERS. If all of the Offered Shares to which the Notice refers are not elected to be purchased by the Company as provided in Section 2.1, the Secretary of the Company shall promptly give notice of the contemplated transfer to all of the holders of Series A Preferred Stock and any other investor in the Company to which the Company may give rights to hereunder ("Investors") and Jeffrey H. Margolis and Raymond D. Croghan (collectively, "Founders") (the "Investors" and the "Founders" being, for purposes of this Section 2, "Purchasers"). The Purchasers shall have the right to purchase the remaining Offered Shares for the consideration and according to the terms of payment upon which the Company was entitled to purchase Offered Shares under the provisions of Section 2.1. Within thirty (30) days after the receipt of such notice, any Purchaser desiring to acquire any part or all of Offered Shares shall deliver to the Company a written election to purchase said Offered Shares, or a specified number thereof. If the notices from the Purchasers specify in the aggregate more Shares than are subject to purchase by the Purchasers, the Offered Shares shall be allocated as follows:



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                        (i)     Each Purchaser electing to purchase Offered
        Shares shall be allocated a number of Offered Shares equal to the lesser of (a) the number of Offered Shares which that shareholder has offered to purchase, or (b) the number of Offered Shares which bears the same ratio to the number of Offered Shares which are not being purchased by the Company as the number of shares owned by that Purchaser bears to the number of shares owned by all Purchasers who have elected to purchase Offered Shares.

                        (ii) If any Offered Shares remain to be allocated after the application of subsection (i) above, they shall be allocated to Purchasers who elected to purchase more Offered Shares than were allocated to them. Each such Purchaser shall be allocated a number of Offered Shares equal to the lesser of (a) the number of Offered Shares which that Purchaser elected to purchase less the number of Offered Shares already allocated to that Purchaser, or (b) the number of Offered Shares which bears the same ratio to the number of Offered Shares which have not yet been allocated as the number of shares owned by that Purchaser bears to the total number of shares owned by all Purchasers who have elected to purchase more Offered Shares than were allocated to them. If, as a result of the foregoing provisions of this subsection
        (ii), all of the Offered Shares subject to the Offer Notice not being purchased by the Company have not been allocated, the balance shall be allocated by successively applying this subsection (ii) as many times as is necessary to allocate all of the Offered Shares.

                        (iii) For the purposes of subsection (i) and subsection (ii), shares owned by any Purchaser shall include all shares of Common Stock and all shares of any class or series which are convertible or exchangeable for shares of Common Stock, determined as if such convertible or exchangeable shares have been converted or exchanged for shares of Common Stock.

                2.3 EFFECT OF FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If any Offered Shares to which the Notice refers are not elected to be purchased, as provided in Sections 2.1 and 2.2 above, the Holder may sell such unpurchased Vested Shares to any person or any member of the class of persons named in the Notice at the price and on the terms specified in the Notice or at a higher price, provided that such sale or transfer is consummated within ninety (90) days after the expiration of the last option of the Company or the Purchasers to acquire such shares pursuant to Sections 2.1 and 2.2, and, provided further, that (i) any such sale is in accordance with all the terms and conditions hereof, and (ii) such person or member of the class of persons specified in the Notice executes and becomes a party to this Agreement and thereby agrees to receive and hold all of the Offered Shares subject to all of the provisions and restrictions contained herein (including the imposition of a restrictive legend on the certificates representing such shares).

                2.4 JUDICIAL TRANSFERS. All proposed judicial transfers and sales of the Shares by order of any court or referee in bankruptcy ("Order") shall be subject to the terms and provisions of Section 2 of this Agreement. In the event a sale or transfer is proposed pursuant to an Order, all of the terms of this Section 2 shall apply, with the following modification. Instead of a notice of intent to transfer being delivered to the Company, a copy of the Order shall be delivered to the Company by the proposed transferee, which shall state the name and address of the proposed transferee and shall specify the number of the Shares to be sold and the consideration per Share. For other purposes of this Section 2, the receipt of the Order shall be treated as the receipt of the notice of intended disposition as set forth in Section 2.1 above. All proposed transfers pursuant to an Order which do not set forth the



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purchase price capable of valuation which would allow the Company to exercise its rights of first refusal are expressly prohibited. Any purported transfer in contravention of this Section 2.4 shall be null and void and shall pass no title to the proposed transferee.

                2.5 PERMITTED TRANSFERS. The rights of the Company and/or the Purchasers under this Section 2 of this Agreement shall not pertain or apply to any transfer of the Shares to the Holder's ancestors or descendants or spouse or to a trustee for their benefit or the Holder's benefit; provided that (1) the Holders shall inform the Company and the Purchasers of such transfer prior to effecting it and (2) the transferee (the "Permitted Transferee") shall furnish the Company and the Purchasers with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Holders.

                2.6 TERMINATION. The provisions of Article 2 shall terminate upon the closing of an underwritten public offering of the Company's Common Stock pursuant to an effective registration statement (other than a registration on Form S-4 relating solely to a Rule 145 transaction or a registration relating solely to any employee benefit plan) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, from which the aggregate gross proceeds (before expenses, underwriting discounts and commissions) exceeds $15,000,000 and in which the public offering price per share is at least three hundred percent (300%) of the then current or most recent Series A Preferred Stock Conversion Price.

        3.      LEGENDS

                Each certificate representing shares of the Common Stock of the Company now or hereafter owned by the Holder shall be endorsed with the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED ____________, 1998 BY AND AMONG THE REGISTERED HOLDER, THE CORPORATION AND OTHERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THOSE PERSONS OR ENTITIES HAVING A LEGITIMATE INTEREST UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        4.      RECAPITALIZATION

        In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, or recapitalization of the Shares, the Holder shall be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be imprinted with the legend provided in
Section 3 above.

        5.      SHARES FREE AND CLEAR

                All Shares purchased by the Company pursuant to this Agreement shall be delivered by the Holder free and clear of all claims, liens and encumbrances of every nature (except the provisions



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of this Agreement, the Company's Certificate of Incorporation and any conditions concerning the Shares imposed pursuant to any applicable provisions of federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the Shares, free and clear of all claims, liens and encumbrances of every nature (again except for the provisions of this Agreement, the Company's Certificate of Incorporation and such securities laws).

        6.      NO AGREEMENT TO RETAIN STATUS

                Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to retain Holder in his or her status as an employee of the Company for any specific period of time.

        7.      STOP-TRANSFER NOTICES

                The Holder understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        8.      TAX ELECTIONS

                The Holder acknowledges that he has considered the advisability of all tax elections in connection with the purchase of the Shares and the execution and delivery of this Agreement, including the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and any similar elections under California or applicable state law, and that the Company has no responsibility for the making of any such election.

        9.      MISCELLANEOUS

                9.1 NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

                9.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective permitted successors, assigns and legal representatives.

                9.3 THIRD PARTY BENEFICIARIES. The Investors and the Founders are third party beneficiaries of Article 2 of this Agreement and may enforce their rights thereunder. The Investors may assign their rights thereunder. The Company may grant rights under Section 2.2 to subsequent investors in the Company.

                9.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this



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Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                9.5 AMENDMENTS AND WAIVERS. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any such amendment or modification shall not be effective unless approved by the written consent of the Company and Holder, provided however, that Section 2 may only be amended by the Company, the Holder and the Purchasers. Any party may waive its individual rights hereunder, either prospectively or retroactively, which shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

                9.6 GOVERNING LAW. This Agreement is being executed and delivered and is intended to be performed in, and shall be governed by and construed in accordance with, the laws of the State of California.

                9.7 ATTORNEYS' FEES. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees which the other party hereby agrees to pay.

                9.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

                9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one instrument.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year indicated above.

                                        COMPANY:

                                        THE TRIZETTO GROUP INC.


                                        By:
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                                        Its:
                                            ------------------------------------


                                        Address: 567 San Nicholas Drive
                                                 Newport Beach, California 92660


                                        HOLDER:



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                                        Address:
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